AMENDED SCHEDULE A
Dated January 26, 2017
to the
DISTRIBUTION AGREEMENT
between
ULTIMUS MANAGERS TRUST
and
ULTIMUS FUND DISTRIBUTORS, LLC

TRUST SERIES

Alambic Mid Cap Value Plus Fund
Alambic Mid Cap Growth Plus Fund
Alambic Small Cap Value Plus Fund
Alambic Small Cap Growth Plus Fund
APEXcm Small/Mid Cap Growth Fund
Barrow Value Opportunity Fund
Barrow Long/Short Opportunity Fund
Blue Current Global Dividend Fund
Castlemaine Emerging Markets Opportunities Fund
Castlemaine Event Drive Fund
Castlemaine Long/Short Fund
Castlemaine Market Neutral Fund
Castlemaine Multi-Strategy Fund
Cincinnati Asset Management Funds: Broad Market Strategic Income Fund
HVIA Equity Fund
Kempner Multi-Cap Deep Value Equity Fund
Ladder Select Bond Fund
Lyrical U.S. Value Equity Fund
Lyrical U.S. Hedged Value Fund
Marshfield Concentrated Opportunity Fund
Meehan Focus Fund
Ryan Labs Core Bond Fund
Ryan Labs Long Credit Fund
Stralem Equity Fund
Topturn OneEighty Fund
Navian Waycross Long/Short Equity Fund
Wavelength Interest Rate Neutral Fund